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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 18, 2002

                               Avanex Corporation
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                     000-29175                94-3285348
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
         Incorporation)                                      Identification No.)

                            40919 Encyclopedia Circle
                            Fremont, California 94538
                    (Address of Principal Executive Offices)

                                 (510) 897-4188
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On March 18, 2002, Avanex Corporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Company, Pearl Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Oplink Communications, Inc., a Delaware corporation ("Oplink"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Oplink and Oplink will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the "Merger"). As a result of the Merger, each issued and outstanding share of Common Stock, par value $0.001 per share, of Oplink ("Oplink Common Stock") will be automatically converted into 0.405344 of a share (the "Exchange Ratio") of Company Common Stock. In addition, each outstanding option to purchase shares of Oplink Common Stock will be assumed by the Company and converted into an option to purchase a number of shares of Company Common Stock, adjusted based on the Exchange Ratio, with the exercise price adjusted accordingly. The Company and Oplink have received fairness opinions from their respective financial advisors in connection with the proposed Merger.

     The consummation of the Merger is contingent upon approval and adoption of the Merger Agreement and approval of the Merger by the stockholders of Oplink, approval of the issuance of shares of Company Common Stock to be issued in the Merger by the stockholders of the Company, regulatory approvals and other customary closing conditions set forth in the Merger Agreement. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     In connection with the Merger Agreement, certain stockholders of Oplink and the Company have entered into voting agreements with the Company and Oplink, respectively, in connection with the Merger. The Company voting agreements provide that certain stockholders will vote their shares of Company Common Stock in favor of the issuance of Company Common Stock pursuant to the Merger. The Oplink voting agreements provide that certain stockholders will vote their shares of Oplink Common Stock in favor of approval and adoption of the Merger Agreement and approval of the Merger. In addition, certain affiliates of Oplink have entered into affiliate agreements with the Company. The affiliate agreements contain restrictions under Rule 145 of the Securities Act of 1933, as amended.

     As an inducement to Oplink to enter into the Merger Agreement, the Company and Oplink entered into a Stock Option Agreement dated March 18, 2002, pursuant to which the Company granted Oplink the right, under certain conditions, to acquire shares of Company Common Stock up to a number of shares sufficient to give Oplink 19.99% of the Company's outstanding Common Stock.

     As an inducement to the Company to enter into the Merger Agreement, the Company and Oplink entered into a Stock Option Agreement dated March 18, 2002, pursuant to which Oplink granted the Company the right, under certain conditions, to acquire shares of Oplink Common Stock up to a number of shares sufficient to give the Company 19.99% of Oplink's outstanding Common Stock.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     On March 19, 2002, the Company and Oplink issued a joint press release announcing that the Company and Oplink had entered into the Merger Agreement. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

         2.1 Agreement and Plan of Reorganization, dated as of March 18, 2002, by and among Avanex Corporation, a Delaware corporation, Pearl Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Avanex Corporation, and Oplink Communications, Inc., a Delaware corporation.

         99.1 Joint press release of Avanex Corporation and Oplink Communications, Inc., issued on March 19, 2002.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AVANEX CORPORATION


Date:  March 22, 2002    By: /s/ Jessy Chao
                             ---------------------------------------------------
                             Jessy Chao
                             Vice President, Finance and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number
-------

2.1 Agreement and Plan of Reorganization, dated as of March 18, 2002, by and among Avanex Corporation, a Delaware corporation, Pearl Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Avanex Corporation, and Oplink Communications, Inc., a Delaware corporation.

99.1 Joint press release of Avanex Corporation and Oplink Communications, Inc., issued on March 19, 2002.